EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information and explanatory notes present the impact of the acquisition by WisdomTree Investments, Inc. (“WisdomTree” or the “Company”) of the European exchange-traded commodity, currency and short-and-leveraged business (the “European ETC Business”) of ETF Securities Limited (“ETF Securities”) on April 11, 2018, on their respective historical financial positions and results of operations. The unaudited pro forma combined financial information combines the historical financial information of WisdomTree and the European ETC Business of ETF Securities as of and for the year ended December 31, 2017. The unaudited pro forma combined balance sheet as of December 31, 2017, assumes the acquisition was completed on that date. The unaudited pro forma combined statement of operations gives effect to the acquisition as if it had been completed on January 1, 2017.

On November 13, 2017, the Company entered into a Share Sale Agreement, as amended by the Waiver and Variation Agreement, dated April 11, 2018 (collectively referred to as the “Share Sale Agreement”) with ETF Securities and WisdomTree International Holdings Ltd, an indirect wholly owned subsidiary of WisdomTree (“WisdomTree International”), pursuant to which the Company agreed to acquire the European ETC Business. On April 11, 2018, the Company completed the acquisition by purchasing the entire issued share capital of a subsidiary of ETF Securities into which ETF Securities transferred the European ETC Business prior to completion of the acquisition. Pursuant to the Share Sale Agreement, the Company acquired the European ETC Business for a purchase price consisting of (a) $253.0 million in cash (including $53.0 million paid from proceeds arising from maturities of securities owned, at fair value), subject to customary adjustments for working capital, and (b) a fixed number of shares of the Company’s capital stock, consisting of (i) 15,250,000 shares of common stock (the “Common Shares”) and (ii) 14,750 shares of Series A Non-Voting Convertible Preferred Stock (the “Preferred Shares”) which are convertible, subject to certain restrictions, into an aggregate of 14,750,000 shares of common stock.

On April 11, 2018 and in connection with the acquisition, the Company and WisdomTree International entered into a credit agreement (the “Credit Agreement”), by and among the Company, WisdomTree International, certain subsidiaries of the Company as guarantors, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, collateral agent, L/C Issuer and lender. Under the Credit Agreement, the lenders have extended a $200.0 million term loan (the “Term Loan”) to WisdomTree International, the net cash proceeds of which were used by WisdomTree International, together with other cash on hand, to complete the acquisition and pay certain related fees, costs and expenses, and made a $50.0 million revolving credit facility (the “Revolver” and, together with the Term Loan, the “Credit Facility”) available to the Company and WisdomTree International for revolving borrowings from time to time for working capital, capital expenditures and general corporate purposes. Interest on the Term Loan accrues at a rate per annum equal to LIBOR, plus up to 2.00% (commencing at LIBOR, plus 1.75%), and interest on the Revolver accrues at a rate per annum equal to LIBOR, plus up to 1.50% (commencing at LIBOR, plus 1.25%), in each case, with the exact interest rate margin determined based on the Total Leverage Ratio (as defined below). The Revolver is also subject to a facility fee equal to a rate per annum of up to 0.50% of the actual daily amount the aggregate commitments (whether used or unused) under the Revolver, with the exact facility fee rate determined based on the Total Leverage Ratio. The Credit Facility matures on April 11, 2021 (the “Maturity Date”). The Term Loan does not amortize and the entire principal balance is due in a single payment on the Maturity Date. “Total Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of Consolidated Total Debt of the Company and its restricted subsidiaries (as defined in the Credit Agreement) as of such date to Consolidated EBITDA of the Company and its restricted subsidiaries (as defined in the Credit Agreement) for the four consecutive fiscal quarters ended on such date.

The unaudited pro forma combined financial information has been derived from and should be read in conjunction with:

•	WisdomTree’s historical audited consolidated financial statements as of and for the year ended December 31, 2017 included in its Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2018; and

•	The audited combined and carve-out financial statements of the European ETC Business as of and for the year ended December 31, 2017 filed herewith as Exhibit 99.2.

The unaudited pro forma combined financial statements do not necessarily reflect what the combined company’s balance sheet or statement of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual balance sheet and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma combined statement of operations does not reflect any future planned cost saving initiatives following the completion of the acquisition.

Unaudited Pro Forma Combined Balance Sheet

Year Ended December 31, 2017

(In Thousands)

	WisdomTree Investments, Inc.	European ETC Business IFRS (in £)(1)	European ETC Business US GAAP (in $)(1)	European ETC Business Reporting Reclassifications and Other Adjustments		Purchase Accounting and Other Pro Forma Adjustments		Pro Forma
Assets:
Current assets:
Cash and cash equivalents	$54,193	£15,001	$20,251	$—		$(13,316	) 4(a)	$61,128
Securities owned, at fair value	66,294	—	—	—		(53,000	) 4(a)	13,294
Securities held-to-maturity	1,000	—	—	—		—		1,000
Accounts receivable	21,309	5,907	7,974	—		—		29,283
Income taxes receivable	6,978	—	—	—		—		6,978
Due from related parties	—	2,873	3,879	—		—		3,879
Prepaid expenses	3,550	497	671	—		—		4,221
Bullion held	—	105	142	—		—		142
Other current assets	1,007	—	—	—		—		1,007

Total current assets	154,331	24,383	32,917	—		(66,316)		120,932
Fixed assets, net	10,693	143	193	—		—		10,886
Note receivable	18,748	—	—	—		—		18,748
Indemnification receivable	—	—	—	—		29,047	4(b)	29,047
Securities held-to-maturity	20,299	—	—	—		—		20,299
Deferred tax asset, net	1,050	110	149	—		—		1,199
Investments, carried at cost	35,187	101	136	—		—		35,323
Goodwill	1,799	—	—	—		84,850	[3]	86,649
Intangible assets	12,085	35,633	48,105	(48,105	) 2(a)	602,396	[3]	614,481
Other noncurrent assets	793	—	—	—		1,394	4(c)	2,187

Total assets	$254,985	£60,370	$81,500	$(48,105)		$651,371		$939,751

Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Fund management and administration payable	$20,099	£670	$905	$—		$—		$21,004
Compensation and benefits payable	28,053	2,388	3,224	—		668	4(d)	31,945
Income taxes payable	—	5	7	—		29,047	4(b)	29,054
Due to related parties	—	2	3	—		—		3
Deferred consideration	—	5,880	7,938	(7,938	) 2(b)	11,870	4(e)	11,870
Gold due to vendors of Gold Bullion Securities entities	—	2,950	3,983	(3,983	) 2(b)	—		—
Securities sold, but not yet purchased, at fair value	950	—	—	—		—		950
Accounts payable and other liabilities	8,246	5,512	7,440	—		14,465	4(f)	30,151

Total current liabilities:	57,348	17,407	23,500	(11,921)		56,050		124,977
Deferred consideration	—	91,237	123,170	(123,170	) 2(b)	160,876	4(e)	160,876
Long-term debt	—	—	—	—		193,000	4(g)	193,000
Deferred rent payable	4,686	—	—	—		—		4,686
Subordinated loan	—	1,500	2,025	(2,025	) 2(c)	—		—

Total liabilities	62,034	110,144	148,695	(137,116)		409,926		483,539

Preferred stock	—	—	—	—		59,697	4(h)	59,697

Stockholders’ equity:
Preferred stock	—	—	—	—		73,053	4(h)	73,053
Common stock	1,370	—	—	—		153	4(i)	1,523
Additional paid-in capital	216,006	—	—	21,816	2(d)	115,281	4(i)	353,103
Net Parent investment	—	(49,774)	(67,195)	67,195	2(d)	—		—
Accumulated other comprehensive income	291	—	—	—		—		291
Accumulated deficit	(24,716)	—	—	—		(6,739	) 4(j)	(31,455)

Total stockholders’ equity	192,951	(49,774)	(67,195)	89,011		181,748		396,515

Total liabilities and stockholders’ equity	$254,985	£60,370	$81,500	$(48,105)		$651,371		$939,751

See accompanying notes to unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2017

(In Thousands, Except Per Share Amounts)

	WisdomTree Investments, Inc.	European ETC Business IFRS (in £)(1)		European ETC Business US GAAP (in $)(1)	European ETC Business Reporting Reclassifications and Other Adjustments		Purchase Accounting and Other Pro Forma Adjustments		Pro Forma
Operating Revenues:
Advisory fees	$227,775	£61,961		$79,930	$—		$—		$307,705
Settlement gain	6,909	—		—	—		(6,909	) 4(k)	—
Service fees	—	5,691		7,341	(7,341	) 2(e)	—		—
Creation and redemption fees	—	401		517	—		—		517
Other income	2,715	872		1,125	—		(2,184	) 4(l)	1,656

Total revenues	237,399	68,925		88,913	(7,341)		(9,093)		309,878

Operating Expenses:
Compensation and benefits	81,493	12,757		16,457	—		—		97,950
Fund management and administration	42,144	13,276		17,126	(1,258	) 2(f)	—		58,012
Marketing and advertising	14,402	2,772		3,576	—		—		17,978
Sales and business development	13,811	713		920	1,187	2(g)	—		15,918
Contractual gold payments	—	9,186	4(e)	11,850	—		—		11,850
Professional and consulting fees	10,086	—		—	669	2(g)	(4,373	) 4(m)	6,382
Occupancy, communications and equipment	5,415	—		—	1,075	2(g)	—		6,490
Depreciation and amortization	1,395	—		—	106	2(g)	—		1,501
Third-party sharing arrangements	3,393	—		—	—		—		3,393
License, marketing support and participation fees	—	2,800		3,612	(3,612	) 2(h)	—		—
Other	7,068	2,769		3,572	(3,037	) 2(g)	—		7,603

Total expenses	179,207	44,273		57,113	(4,870)		(4,373)		227,077

Operating income	58,192	24,652		31,800	(2,471)		(4,720)		82,801
Other Income/(Expenses):
Interest expense	—	—		—	—		(12,061	) 4(n)	(12,061)
Loss on revaluation of deferred consideration		(1,845	) 4(e)	(2,380)	—		—		(2,380)
Interest income	—	—		—	—		2,861	4(l)	2,861
Settlement gain	—	—		—	—		6,909	4(k)	6,909
Revaluation of gold	—	170		219	—		—		219
Other gains and losses, net	—	(24)		(31)	—		(677	) 4(l)	(708)

Income before taxes	58,192	22,953		29,608	(2,471)		(7,688)		77,641
Income tax expense	30,993	379		489	(41	) 2(i)	(214	) 4(o)	31,227

Net income	$27,199	£22,574		$29,119	$(2,430)		$(7,474)		$46,414

Net income per common share - basic	$0.20						[4]	(p)	$0.30

Net income per common share - diluted	$0.20						[4]	(p)	$0.28

Weighted-average common shares - basic	134,614						15,250	4(p)	149,864

Weighted-average common shares - diluted	136,003						30,000	4(p)	166,003

See accompanying notes to unaudited pro forma combined financial statements

Notes to Unaudited Pro Forma Combined Financial Statements

(In Thousands, Except Share and Per Share Amounts)

Note 1 – Basis of Presentation

The unaudited pro forma combined financial statements were derived from the historical audited consolidated financial statements of WisdomTree and the audited combined and carve-out financial statements of the European ETC Business of ETF Securities, each as of and for the year ended December 31, 2017.

The audited combined and carve-out financial statements of the European ETC Business of ETF Securities were prepared in accordance with International Financial Reporting Standards (“IFRS”) and presented in British pounds sterling. There were no adjustments necessary to convert the IFRS financial statements into U.S. generally accepted accounting principles (“U.S. GAAP”). The historical financial information was translated from British pounds sterling to U.S. dollars using the following historical rates:

•	Average exchange rate for the year ended December 31, 2017 (Statement of Operations): 1.29

•	Period end exchange rate as of December 31, 2017 (Balance Sheet): 1.35

The historical audited consolidated financial statements of WisdomTree have been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are directly attributable to the acquisition, factually supportable and are expected to have a continuing impact on the combined results following the acquisition. The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had occurred on December 31, 2017. The unaudited pro forma combined statement of operations for the year ended December 31, 2017 give effect to the acquisition as if it had occurred on January 1, 2017.

The unaudited pro forma combined financial statements are based on a preliminary purchase price allocation, provided for illustrative purposes only, and do not necessarily reflect what the combined company’s balance sheet or statement of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual balance sheet and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma combined statement of operations does not reflect any future planned cost saving initiatives following the completion of the acquisition.

Note 2 – European ETC Business Reporting Reclassifications and Other Adjustments

(a)	Adjustment to write-off historical intangible assets of the European ETC Business of £35,633 ($48,105) within the audited combined and carve-out financial statements of the European ETC Business of ETF Securities.

(b)	Adjustment to eliminate the carrying value of the deferred consideration reported within the European ETC Business which is re-established in purchase accounting at its newly ascribed fair value as at the acquisition date (See Note 4(e)). Deferred consideration payable from the last payment date though December 31, 2017 of £2,950 ($3,983) was reported by ETF Securities as “Gold due to the vendors of Gold Bullion Securities Entities.” In addition, deferred consideration of £5,880 ($7,938) and £91,237 ($123,170) was also reported by ETF Securities within current liabilities and long-term liabilities, respectively. ETF Securities valued the deferred consideration using the gold spot price of £960.840 ($1,297) per fine troy ounce and a discount rate of 9.5%.

(c)	Adjustment to reflect the repayment and termination of a subordinated loan of £1,500 ($2,025) by ETF Securities to ETFS Management Company (Jersey) Limited (“ManJer”) which occurred on February 28, 2018. Cash used to repay the subordinated loan was raised through an issuance of 50,000 ordinary shares of ManJer to ETF Securities which was recorded as an increase to additional paid-in capital.

(d)	The adjusted net assets of the European ETC Business of $21,816 was reclassified from net Parent investment to additional paid-in capital. This amount was derived as follows:

•	Reclassification of the unadjusted net Parent investment of -£49,774 (-$67,195) to additional paid-in capital;

•	Write-off of historical intangible assets of the European ETC Business of -£35,633 (-$48,105) (See Note 2(a));

•	Write-off the carrying value of the deferred consideration of the European ETC Business of £100,067 ($135,091) (See Note 2(b)); and

•	Issuance of 50,000 ordinary shares by ManJer to ETF Securities to repay and terminate the subordinated loan of £1,500 ($2,025) which occurred on February 28, 2018 (See Note 2(c)).

(e)	Adjustment to eliminate service fees charged by the European ETC Business of £5,691 ($7,341) to companies within the ETF Securities group that are not part of the European ETC Business. Following the completion of the acquisition, the European ETC Business no longer provides services to affiliates of ETF Securities.

(f)	Adjustment to eliminate market making fees of £975 ($1,258) recognized in respect of share warrants issued by ETF Securities to a market maker of the European ETC Business. These warrants vested on September 16, 2017.

(g)	Reclassification of certain office costs and ongoing corporate costs reported as other expenses by the European ETC Business to sales and business development ($1,187), professional and consulting fees ($669), occupancy, communications and equipment ($1,075) and depreciation and amortization ($106).

(h)	Adjustment to eliminate licensing and marketing support fees £1,867 ($2,408) paid to the World Gold Council and £933 ($1,204) paid to Graham Tuckwell as these arrangements were terminated in connection with WisdomTree’s acquisition of the European ETC Business.

(i)	The income tax effects of the adjustments to the results of the European ETC Business of ($41) were calculated using the effective rate of approximately 1.7% rather than the statutory rate in effect during the year ended December 31, 2017. This rate was used because it is a reasonable representation of the rate that would have been applied had the adjustments been recorded in the audited financial statements of the European ETC Business as of and for the year ended December 31, 2017. For more information regarding WisdomTree’s anticipated normalized consolidated effective tax rate for the year ending December 31, 2018, see WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2017.

Note 3 – Preliminary Purchase Price Allocation

On April 11, 2018, WisdomTree acquired the European ETC Business of ETF Securities by purchasing the entire issued share capital of a subsidiary into which ETF Securities has transferred the European ETC Business prior to completion of the acquisition. Pursuant to the Share Sale Agreement, the Company acquired the European ETC Business for a purchase price consisting of (a) $253,000 in cash (including $53,000 from paid from proceeds arising from maturities of securities owned, at fair value), subject to customary adjustments for working capital and (b) a fixed number of shares of WisdomTree’s capital stock, consisting of (i) 15,250,000 Common Shares and (ii) 14,750 Preferred Shares which are convertible, subject to certain restrictions, into an aggregate of 14,750,000 shares of common stock. The remainder of the cash consideration paid was financed through a $200,000 term loan (See Note 4(n)).

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, consideration paid by WisdomTree to complete the acquisition has been allocated to identifiable assets and liabilities of the European ETC Business based on the estimated fair values as of the closing date of the acquisition. A preliminary allocation of the consideration transferred was made to the assets acquired and liabilities assumed based on information currently available and includes WisdomTree’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed.

The following table summarizes the preliminary allocation of the purchase price as of the acquisition date:

Purchase price
Preferred Shares issued	14,750
Conversion ratio	1,000

Common stock equivalents	14,750,000
Common Shares issued	15,250,000

Total shares issued	30,000,000
WisdomTree stock price(1)	$9.00

Equity portion of purchase price	$270,000
Cash portion of purchase price
Term loan (See Note 4(n))	200,000
Cash on hand	53,000

Purchase price	523,000
Deferred consideration (See Note 4(e))	172,746

Adjustment to purchase price(2)	13,316

Total	$709,062
Preliminary allocation of consideration
European ETC Business net assets acquired(3)	21,816
Intangible assets(4)	602,396

Fair value of net assets acquired	624,212

Preliminary goodwill resulting from the acquisition of the European ETC Business(5)	$84,850

(1)	The closing price of WisdomTree’s common stock on April 10, 2018, the last trading day prior to the closing date of the acquisition.
(2)	Pursuant to Clause 4.2 of the Share Sale Agreement, if the Completion Working Capital Amount (as defined) is greater than the Target Working Capital Amount (as defined), then WisdomTree will owe ETF Securities the excess amount.
(3)	The carrying value of the European ETC Business net assets acquired approximates fair value (See Note 2(d)).
(4)	Represents the portion of the purchase price allocated to customary advisory agreements. These intangible assets were determined to have an indefinite useful life and are not deductible for tax purposes. A deferred tax liability associated with these intangible assets was not recognized as the intangibles arose in Jersey, where WisdomTree will be subject to a zero percent tax rate.
(5)	Preliminary goodwill arising from the acquisition of the European ETC business represents the value of expected synergies created from combining WisdomTree’s operations with the European ETC Business. Goodwill is not deductible for tax purposes as the transaction was structured as a stock acquisition occurring in the United Kingdom.

The finalization of the purchase price allocation may result in changes to the valuation of assets and liabilities assumed, which could be material. The final allocation may include changes in fair values of the deferred consideration, changes in the allocation to the intangible assets and goodwill and other fair value adjustments. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing the unaudited pro forma financial information herein. The accounting for the acquisition is expected to be finalized as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from April 11, 2018.

Note 4 – Other Pro Forma Adjustments

(a)	Represents (i) a portion of the purchase price payment for the European ETC Business of $53,000 paid from proceeds arising from maturities of securities owned, at fair value and (ii) an adjustment to the purchase price of $13,316 pursuant to Clause 4.2 of the Share Sale Agreement (See Note 3).

(b)	WisdomTree has accrued £21,516 ($29,047) for uncertain tax positions. WisdomTree also recorded an offsetting indemnification asset provided by ETF Securities as part of its agreement to indemnify WisdomTree for any potential claims, for which an amount is being held in escrow. ETF Securities has also agreed to provide additional collateral by maintaining a minimum working capital balance up to a stipulated amount.

(c)	Represents deferred issuance costs of $1,394 payable in connection with securing the $50,000 Revolver. These issuance costs will be amortized over the three-year life of the Revolver.

(d)	Represents severance of £495 ($668) payable to WisdomTree employees terminated in connection with the acquisition.

(e)	ETF Securities first acquired Gold Bullion Securities Ltd. (“GBS Issuer”), one of the issuers that WisdomTree acquired as part of the European ETC Business, paying no upfront consideration. Instead, the consideration was deferred and contracted to be paid by ETF Securities in fixed payments of physical gold bullion equating to 9,500 ounces per year through March 31, 2058 and then subsequently reduced to 6,333 ounces of gold continuing into perpetuity (the “Contractual Gold Payments”).

ETF Securities’ deferred consideration obligation did not terminate upon WisdomTree’s acquisition of the European ETC Business. Instead, a wholly-owned subsidiary of WisdomTree assumed the obligation by entering into a Gold Royalty Agreement with ETF Securities, which provides for the same Contractual Gold Payments payable to ETF Securities in order for ETF Securities to continue to satisfy its deferred consideration obligation. The Contractual Gold Payments are paid from advisory fee income generated by the physically backed gold exchange traded product issued by GBS Issuer and any other WisdomTree sponsored financial product physically backed by physical gold (the “Gold ETCs”). The Contractual Gold Payments are subject to adjustment and reduction for declines in advisory fee income generated by the Gold ETCs, with any reduction remaining due and payable until paid in full. ETF Securities’ recourse is limited to such advisory fee income and has it no recourse back to WisdomTree for any unpaid amounts. ETF Securities ultimately has the right to claw back GBS Issuer if WisdomTree fails to remit any amounts due.

WisdomTree determined the present value of the deferred consideration of $172,746 using gold futures prices which were extrapolated from the last observable price (beyond 2023), discounted at a rate of 10.0%. Current and long-term amounts payable were $11,870 and $160,876, respectively.

During the year ended December 31, 2017, the European ETC Business recognized £9,186 ($11,850) of Contractual Gold Payments arising from the fixed payments of physical gold bullion (9,500 ounces per annum) and the unwinding of the discount (representing the increase in the carrying amount of the deferred consideration for the passage of time), as well as a loss on the revaluation of deferred consideration of £1,845 ($2,380) due to the changes in gold prices.

(f)	Represents a payable for issuance costs associated with the Term Loan and Revolver of $7,000 and $1,394, respectively, as well as a payable of $6,071 for transaction costs.

(g)	Represents the $200,000 Term Loan, net of issuance costs of $7,000.

(h)	Consideration paid to acquire the European ETC Business included 14,750 Preferred Shares which are convertible into an aggregate of 14,750,000 shares of common stock, subject to certain restrictions. The Preferred Shares are intended to provide ETF Securities with economic rights equivalent to WisdomTree’s common stock on an as-converted basis. The Preferred Shares have no voting rights, are not transferable and have the same priority with regard to dividends, distributions and payments as WisdomTree’s common stock. The fair value of this consideration was $132,750, based on the closing price of WisdomTree’s common stock on April 10, 2018 of $9.00 per share, the last trading day prior to the closing of the acquisition.

Temporary equity classification is required for redeemable instruments for which redemption triggers are outside of the issuer’s control. Such classification pertains to 6,633,293 shares of common stock issuable upon conversion of 6,633 Preferred Shares subject to the Exchange Cap described below. Therefore, $59,697 has been classified as temporary equity and the remaining $73,053 has been classified as permanent equity. The restrictions on conversion and redemption rights of the Preferred Shares are as follows:

Restrictions on Conversion

Limitations on Beneficial Ownership. As described in the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock filed by WisdomTree with the Secretary of State of the State of Delaware on April 10, 2018 (“Certificate of Designations”) WisdomTree will not issue, and ETF Securities does not have the right to require WisdomTree to issue, any shares of common stock upon conversion of the Preferred Shares if, as a result of such conversion, ETF Securities (together with certain attribution parties) would beneficially own more than 9.99% of WisdomTree’s outstanding common stock immediately after giving effect to such conversion.

Exchange Cap. As described in the Certificate of Designations, WisdomTree will not issue any shares of common stock upon conversion of the Preferred Shares if the issuance would, together with up to 4,000,000 shares of common stock that WisdomTree may, but is not obligated to, issue prior to December 31, 2018, exceed the aggregate number of shares of common stock that WisdomTree may issue without breaching its obligations under Nasdaq Capital Market Listing Rule 5635(a)(1), unless WisdomTree obtains stockholder approval for the issuance of common stock upon conversion of the Preferred Shares in excess of such amount (“Exchange Cap”). Pursuant to the Investor Rights Agreement between WisdomTree and ETF Securities, WisdomTree has agreed to seek stockholder approval at its first regularly scheduled annual meeting of stockholders to be held following the closing of the acquisition.

Redemption Rights

ETF Securities has the right to redeem the Preferred Shares under the following circumstances. However, WisdomTree will not be obligated to make any such redemption payments to the extent such payments would be a breach of any covenant or obligation WisdomTree owes to any of its secured creditors or is otherwise prohibited by applicable law.

Redemption right for failure to obtain stockholder approval. If stockholder approval for the issuance of WisdomTree’s common stock upon conversion of the Preferred Shares in excess of the Exchange Cap is not obtained by December 31, 2018, ETF Securities will have the right, at its option, to require WisdomTree to redeem the 6,633 Preferred Shares subject to the Exchange Cap during the period ending on the earlier of (a) December 31, 2020 and (b) the date stockholder approval for the issuance of the common stock upon conversion of the Preferred Shares in excess of the Exchange Cap is obtained. Any such redemption will be at a price per Preferred Share equal to the dollar volume-weighted average price for a share of common stock for the 30-trading day period ending on December 31, 2018 multiplied by 1,000. Such redemption payments will be made in 12 equal installments no later than 10 business days following the last day of each of WisdomTree’s 12 fiscal quarters beginning on the day following the date ETF Securities exercises such redemption right.

Other redemption rights unrelated to stockholder approval. In the event that: (a) the number of shares of WisdomTree’s common stock authorized by its certificate of incorporation is insufficient to permit WisdomTree to convert all the Preferred Shares requested by ETF Securities to be converted; or (b) ETF Securities does not, upon completion of a change of control of WisdomTree, receive the same amount per Preferred Share as it would have received had each outstanding Preferred Share been converted into common stock immediately prior to the change of control, ETF Securities will have the right, at its option, to require WisdomTree to redeem all the Preferred Shares specified to be converted during the period of time specified in the Certificate of Designations. Any such redemption will be at a price per Preferred Share equal to the dollar volume-weighted average price for a share of common stock for the 30-trading day period ending on the date of such attempted conversion or change of control, as applicable, multiplied by 1,000. Such redemption payment will be made in one payment no later than 10 business days following the last day of WisdomTree’s first fiscal quarter that begins on a date following the date ETF Securities exercises such redemption right.

(i)	Consideration paid to acquire the European ETC Business included 15,250,000 Common Shares, par value $0.01. The fair value of this consideration was $137,250, based upon the closing price of WisdomTree’s common stock on April 10, 2018 of $9.00 per share, the last trading day prior to the closing date of the acquisition. In addition, additional paid-in capital was reduced to eliminate the European ETC Business net assets acquired of $21,816 (See Note 2(d)).

(j)	Represents transaction costs of $6,071 and severance costs of $668 incurred in connection with the acquisition of the European ETC Business.

(k)	Reclassification of a settlement gain of $6,909 recognized by WisdomTree during the year ended December 31, 2017 from operating revenues to other income/(expenses).

(l)	Reclassification of interest income of $2,861 and other gains and losses, including (i) net realized and unrealized losses of ($1,514) and (ii) other non-operating income of $837 recognized by WisdomTree during the year ended December 31, 2017 from operating revenues to other income/(expenses).

(m)	Adjustment to eliminate transaction costs of $4,373 associated with the acquisition of the European ETC Business, recognized by WisdomTree during the year ended December 31, 2017.

(n)	To partially finance the acquisition of the European ETC Business, WisdomTree and WisdomTree International entered into a Credit Agreement for a senior secured debt financing of $250,000 which is comprised of a $200,000 Term Loan and a $50,000 Revolver. Interest on the Term Loan accrues at a rate per annum equal to LIBOR, plus up to 2.00% (commencing at LIBOR, plus 1.75%), and interest on the Revolver accrues at a rate per annum equal to LIBOR, plus up to 1.50% (commencing at LIBOR, plus 1.25%), in each case, with the exact interest rate margin determined based on the Total Leverage Ratio. The Revolver is also subject to a facility fee equal to a rate per annum of up to 0.50% of the actual daily amount the aggregate commitments (whether used or unused) under the Revolver, with the exact facility fee rate determined based on the Total Leverage Ratio. The Credit Facility matures on the Maturity Date. The Term Loan does not amortize and the entire principal balance is due in a single payment on the Maturity Date.

The unaudited pro forma combined statement of operations has been prepared as if the acquisition of the European ETC Business had occurred at January 1, 2017 and therefore a pro forma adjustment has been made to recognize interest expense of $12,061 for the period January 1, 2017 through December 31, 2017. This interest expense was calculated under the effective interest method using 12-month LIBOR of 2.74% plus 1.75% for the $200,000 Term Loan and 0.50% on the $50,000 undrawn Revolver and includes amortization of deferred issuance costs. The impact of a 1/8% change in the interest rate on the term loan would result in a $250 change in interest expense.

(o)	Pro forma adjustments made to recognize interest expense under the Credit Facility (Note 4(n)) and to eliminate transaction costs associated with the acquisition of the European ETC Business (Note 4(m)) had the effect of reducing income before taxes by $7,688. The tax effect of these items of $214 was calculated using the applicable statutory tax rates, as follows:

	Interest Expense
	United Kingdom	United States	Total interest expense	Transaction costs		Total
Impact to income before taxes	$(11,286)	$(775)	$(12,061)	$4,373		$(7,688)
Non-taxable/(deductible)(1)	10,225 (1)	—	10,225	(3,624	)(2)	6,601

Taxable income/(loss)	$(1,061)	(775)	(1,836)	749		(1,087)
Statutory tax rate	x 19.2%	x 38.1%	x 27.2%	x 38.1%		x 19.7%

Income tax expense/(benefit)	$(204)	$(295)	$(499)	$285		$(214)

(1)	Interest expense is subject to limitations based upon EBITDA earned in the United Kingdom. For information regarding WisdomTree’s anticipated normalized consolidated effective tax rate for the year ending December 31, 2018, see WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2017.
(2)	Represents non-deductible transaction costs.

(p)	Pro forma basic earnings per share (“EPS”) was computed by dividing net income available to common stockholders by the weighted-average pro forma number of common shares outstanding. Net income available to common stockholders represents pro forma combined net income reduced by an allocation of earnings to participating securities. This included an allocation of undistributed net income to the 14,750 Preferred Shares (which are convertible into 14,750,000 shares of common stock) issued in connection with acquisition of the European ETC Business as these shares have the same priority with regard to dividends, distributions and payments as WisdomTree’s common stock.

Pro forma basic EPS of $0.30 was calculated as follows:

Income Available to Common Stockholders
Pro forma net income(1)	$46,414
Less: Income distributed to participating securities(2)	(696)
Less: Undistributed income allocable to participating securities(3)	(268)

Income available to common stockholders(4)	$45,450

Weighted Average Common Shares – Basic (in 000’s)
As reported in WisdomTree’s 2017 Annual Report on Form 10-K	134,614
Common Shares issued in connection with the acquisition of the European ETC Business	15,250

Pro forma Weighted Average Common Shares - Basic	149,864

Net income per common share - Basic	$0.30

(1)	May not be useful in predicting the future results of operations of the combined company.

(2)	Income distributed to participating securities represents actual dividends paid during the year ended December 31, 2017 on unvested restricted stock awards granted to WisdomTree employees. The Preferred Shares, which are participating securities, were allocated no distributed earnings in the computation above as they were not outstanding during the year ended December 31, 2017.
(3)	Undistributed income allocable to participating securities includes an allocation to the Preferred Shares.
(4)	Includes dividends paid to common stockholders of $0.32 per share (or $43,081) during the year ended December 31, 2017. In connection with the acquisition of the European ETC Business, WisdomTree’s Board of Directors adjusted the quarterly dividend to $0.03 ($0.12 annually), beginning with the dividend payment in the first quarter of 2018.

Pro forma diluted EPS is calculated under both the treasury stock and two-class method and reflects the reduction in earnings per share assuming options or other contracts to issue common stock were exercised or converted into common stock (if dilutive). The calculation that results in the most dilutive EPS amount for common stock is reported below.

Pro forma diluted EPS of $0.28 was calculated as follows:

Pro forma net income(1)	$46,414

Weighted Average Common Shares – Diluted (in 000’s)
As reported in WisdomTree’s 2017 Annual Report on Form 10-K	136,003
Shares issued in connection with the acquisition of the European ETC Business
Common Shares	15,250
Common stock issuable upon conversion of Preferred Shares	14,750

Pro forma Weighted Average Common Shares - Basic	166,003

Net income per common share - Diluted	$0.28

(1)	May not be useful in predicting the future results of operations of the combined company.

Note 5 – Estimated Annual Cost Savings

The unaudited pro forma combined financial statements do not reflect the realization of any expected cost savings or other synergies from the acquisition of the European ETC Business. Annual pre-tax cost savings are estimated to be approximately £9,500 ($12,255) and are substantially headcount related. The results of the European ETC Business for the year ended December 31, 2017 include compensation costs related to 80 employees as compared to 42 employees that remained with the European ETC Business upon the closing of the acquisition. In addition, eight WisdomTree employees were terminated in connection with the acquisition. The estimated annual pre-tax cost savings also includes marketing, occupancy and sales and business development synergies.

Although WisdomTree believes such cost savings and other synergies will be realized following the acquisition, there can be no assurance that these cost savings or any other synergies will be achieved in full. In addition, the unaudited pro forma combined financial statements do not reflect integration costs, severance costs and other expenses associated with these cost savings, which are expected to be expensed in WisdomTree’s consolidated statement of operations.